EXHIBIT 5

                               HALE AND DORR LLP
                                60 State Street
                               Boston, MA 02109


                                 May 11, 1998


International Telecommunication Data Systems, Inc.
969 High Ridge Road
Stamford, CT 06905

Ladies and Gentlemen:

     This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the public offering of an aggregate of 5,005,950 shares of Common Stock, $.01 par value per share (the "Shares"), of International Telecommunication Data Systems, Inc., a Delaware corporation (the "Company").

     The Shares are to be sold by the Company and the selling stockholders pursuant to an underwriting agreement (the "Underwriting Agreement") among the Company and Lehman Brothers Inc., BT Alex. Brown Incorporated, Cowen & Company and Jefferies & Company, Inc., as representatives of the several underwriters named in the Underwriting Agreement (the "Underwriters").

     We have examined signed copies of the Registration Statement and all exhibits thereto, all as filed with the Commission. We have also examined and relied upon the original or copies of minutes of meetings of the stockholders and Board of Directors of the Company, stock record books of the Company, a copy of the By-Laws of the Company, as amended, and a copy of the Certificate of Incorporation of the Company, as amended.

     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, after payment therefor and the issuance of the certificates therefor by the Company in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the related Prospectus under the caption "Legal Matters."

     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.





                                                  Very truly yours,


                                                  /s/ HALE AND DORR LLP


                                                  HALE AND DORR LLP